UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GO Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	85-1429879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

450 W 14th Street New York, NY	10014
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Class A Common Stock and one-third of one Warrant	The New York Stock Exchange

Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-239572
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and warrants to purchase shares of Class A common stock of GO Acquisition Corp. (the “Company”). The description of the units, Class A common stock and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-239572) filed with the Securities and Exchange Commission on June 30, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

3.3	Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Registrant (incorporated by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

10.2	Form of Registration and Stockholder Rights Agreement between the Registrant and certain securityholders (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-239572), filed with the Securities and Exchange Commission on July 29, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GO Acquisition Corp.

Dated: August 4, 2020	By:	/s/ Alejandro San Miguel
Name: Alejandro San Miguel
Title: Vice President and Secretary

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